Exhibit 23.1

JWF Assurance PAC
(UEN No: 202326944Z)
Tel: +65 6539 9729
60 Paya Lebar Road, #10-16 Paya
Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2025, relating to the consolidated financial statements of Next Technology Holding Inc., appearing in its Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ JWF Assurance PAC

Singapore

July 3, 2025